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                                                                   EXHIBIT 23.8

                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR

        I, Muhit U. Rahman, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5577) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.

Dated:  July 31, 1996

                                          /s/ Muhit U. Rahman
                                          ---------------------------------
                                          Muhit U. Rahman